AMENDMENT NUMBER ONE
THE DIME SAVINGS BANK OF WILLIAMSBURGH 401(K) SAVINGS PLAN

BY THIS AGREEMENT, The Dime Savings Bank of Williamsburgh 401(k) Savings Plan (herein referred to as the "Plan") is hereby amended as follows, effective as of January 1, 2016, except as otherwise provided herein:

1.The section of the Adoption Agreement entitled "ELIGIBLE EMPLOYEES" is amended as follows:

ELIGIBILITY REQUIREMENTS

ELIGIBLE EMPLOYEES (Plan Section 1.28) means all Employees (including Leased Employees) EXCEPT those Employees who are excluded below or elsewhere in the Plan:
a.	[ ]No excluded Employees. There are no additional excluded Employees under the Plan (skip to Question 14).
b.	[X]Exclusions ‑ same for all contribution types. The following Employees are not Eligible Employees for all contribution types (select one or more of e. - k. below; also select 1. for each exclusion selected at e. - j.):
c.	[ ]Exclusions ‑ different exclusions apply. The following Employees are not Eligible Employees for the designated contribution types (select one or more of d. ‑ k. below; also select 1. OR all that apply of 2. ‑ 4. for each exclusion selected at d. - j.):
NOTE:	Unless otherwise specified in this Section, Elective Deferrals include Roth Elective Deferrals, after‑tax voluntary Employee contributions, and rollover contributions; Matching includes QMACs; and Nonelective Profit Sharing includes QNECs. "ADP test safe harbor contributions" (SH) (including those made pursuant to a QACA) and SIMPLE 401(k) contributions are subject to the exclusions for Elective Deferrals except as provided in Question 27.

AllElectiveNonelective
ExclusionsContributionsDeferrals/SHMatchingProfit Sharing
d.No exclusionsN/A2.[   ]3.[   ]4.[   ]
e.Union Employees (as defined in Plan Section 1.28)1.[X]OR2.[   ]3.[   ]4.[   ]
f.Nonresident aliens (as defined in Plan Section 1.28)1.[   ]OR2.[   ]3.[   ]4.[   ]
g.Highly Compensated Employees (Plan Section 1.41)1.[   ]OR2.[   ]3.[   ]4.[   ]
h.Leased Employees (Plan Section 1.49)1.[X]OR2.[   ]3.[   ]4.[   ]
i.Part‑time/temporary/seasonal Employees.1.[   ]OR2.[   ]3.[   ]4.[   ]
A part‑time, temporary or seasonal Employee is an
Employee whose regularly scheduled service is less than              Hours of Service in the relevant eligibility computation period (as defined in Plan Section 1.88). However, if any such excluded Employee actually completes a Year of Service, then such Employee will no longer be part of this excluded class.
j.Other:1.[X]OR2.[   ]3. [   ]4.[   ]
  Employees compensated on an hourly basis or exclusively on a commission basis.
(must be definitely determinable, may not be based on age or length of service (except in a manner consistent with i. above) or level of Compensation, and, if using the average benefits test to satisfy Code §410(b) coverage testing, must be a reasonable classification)
k.	[ ]Other: (must (1) specify contributions to which exclusions apply, (2) be definitely determinable and not based on age or length of service (except in a manner consistent with i. above) or level of Compensation, and, (3) if using the average benefits test to satisfy Code §410(b) coverage testing, be a reasonable classification).

2.The section of the Adoption Agreement entitled "COMPENSATION" is amended as follows:

COMPENSATION with respect to any Participant is defined as follows (Plan Sections 1.18 and 1.40).
Base definition
a.[X]Wages, tips and other compensation on Form W‑2
b.	[ ]Code §3401(a) wages (wages for withholding purposes)
c.	[ ]415 safe harbor compensation
NOTE:	Plan Sections 1.18(d) and 1.40 provide that the base definition of Compensation includes deferrals that are not included in income due to Code §§401(k), 125,132(f)(4), 403(b), 402(h)(1)(B)(SEP), 414(h)(2), & 457.
Determination period. Compensation will be based on the following "determination period" (this will also be the Limitation Year unless otherwise elected at option i. under Section B of Appendix A to the Adoption Agreement (Special Effective Dates and Other Permitted Elections)):
d.[X]the Plan Year
e.	[ ]the Fiscal Year coinciding with or ending within the Plan Year
f.	[ ]the calendar year coinciding with or ending within the Plan Year
Adjustments to Compensation (for Plan Section 1.18). Compensation will be adjusted by:
g.[   ]No adjustments. No adjustments to Compensation for all contribution types (skip to v. below).
h.	[ ]Adjustments ‑ same for all contribution types. The following Compensation adjustments apply to all contribution types (select one or more of l. ‑ u. below; also select 1. (All Contributions) for each adjustment selected at l. - t.):
i.	[X]Adjustments ‑ different adjustments apply. The following Compensation adjustments for the designated contribution type (select one or more of j. ‑ u. below; also select 1. OR all that apply of 2. ‑ 5. for each adjustment selected at j. - t.):
NOTE:	Elective Deferrals include Roth Elective Deferrals, Matching includes QMACs and matching "ADP test safe harbor contributions" (including those made pursuant to a QACA), and Nonelective Profit Sharing includes QNECs unless specified otherwise. ADP Safe Harbor Nonelective includes nonelective "ADP test safe harbor contributions" (including those made pursuant to a QACA).
NonelectiveADP
AllElectiveProfitSafe Harbor
AdjustmentsContributionsDeferralsMatchingSharingNonelective
j.no AdjustmentsN/A2.[   ]3.[   ]4.[   ]5.[   ]
k.excluding salary reductions (401(k), 125,N/AN/AN/A4.[   ]5.[   ]
132(f)(4), 403(b), SEP, 414(h)(2) pickup, & 457)
l.excluding reimbursements or other expense1.[   ]OR2.[X]3.[   ]4.[   ]5.[   ]
allowances, fringe benefits (cash or non‑cash), moving expenses, deferred compensation (other than deferrals specified in k. above) and welfare benefits.
m.excluding Compensation paid during the1.[   ]OR2.[   ]3.[   ]4.[   ]5.[   ]
"determination period" while not a Participant in the component of the Plan for which the definition applies.
n.excluding Compensation paid during the1.[   ]OR2.[   ]3.[   ]4.[   ]5.[   ]
"determination period" while not a Participant in any component of the Plan for which the definition applies.
o.excluding Military Differential Pay1.[   ]OR2.[   ]3.[   ]4.[   ]5.[   ]
p.excluding overtime1.[   ]OR2.[   ]3.[   ]4.[   ]5.[   ]
q.excluding bonuses1.[   ]OR2.[X]3.[   ]4.[   ]5.[   ]
r.excluding commissions1.[   ]OR2.[   ]3.[   ]4.[   ]5.[   ]
s.excluding Compensation paid by an1.[   ]OR2.[   ]3.[   ]4.[   ]5.[   ]
Affiliated Employer that has not adopted this Plan.
t.other:1.[   ]OR2.[   ]3.[   ]4.[   ]5.[   ]

(e.g., describe Compensation from the elections
available above or a combination thereof as to a Participant group (e.g., no exclusions as to Division A Employees and exclude bonuses as to Division B Employees); and/or describe another exclusion (e.g., exclude shift differential pay))
u.	other: ADP safe harbor nonelective compensation shall exclude any amounts required to be reported to the Internal Revenue Service as wages pursuant to section 6041(a) that are attributable to (i) the exercise of stock options or a disqualifying disposition of incentive stock options by the Employee, (ii) the vesting of, or other recognition of income with respect to, restricted stock awards and (iii) cash awards under any long-term incentive plan of the Employer or any Affiliated Employer. (e.g., describe Compensation from the elections available above or a combination thereof as to a contribution source and Participant group (e.g., no exclusions as to Division A Employees and exclude bonuses as to Division B Employees); and/or describe another exclusion (e.g., exclude shift differential pay)).
NOTE:	If p., q., r., s., t. or u. is selected, the definition of Compensation could violate the nondiscrimination rules. In addition, p., q., r., s., t. or u. are not recommended if the Plan is using the ADP/ACP safe harbor provisions.

Military Differential Pay special effective date (leave blank if not applicable)
v.	[ ]If this is a PPA restatement and the provisions above regarding Military Differential Pay (included unless o. is selected) have a later effective date than Plan Years beginning after December 31, 2008, then enter the date such provisions were first effective: (may not be earlier than January 1, 2009; for Plan Years beginning prior to January 1, 2009, Military Differential Pay is treated in accordance with the post‑severance compensation provisions in the following Question).

3.Section A. in the "SALARY DEFERRAL ARRANGEMENT ‑ ELECTIVE DEFERRALS" section of the Adoption Agreement is amended as follows:

SALARY DEFERRAL ARRANGEMENT ‑ ELECTIVE DEFERRALS (Plan Section 12.2) (skip if Elective Deferrals NOT selected at Question 12.b.) (Roth Elective Deferrals are permitted if selected at Question 12.b.1)
A.Elective Deferral limit. Each Participant may elect to have Compensation deferred by:
a.	[ ]up to %
b.	[ ]from % (may not be less than 1%) to %
c.	[X]up to the maximum amount allowed by law (i.e., Code §§402(g) and 415)

The Employer executes this Amendment on the date specified below.

The Dime Savings Bank of Williamsburgh

Date:By:
EMPLOYER